Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE SURGICAL ANNOUNCES FOURTH QUARTER EARNINGS
SUNNYVALE, CALIF. January 24, 2019 - Intuitive Surgical, Inc. (“Intuitive” or the “Company”) (Nasdaq: ISRG), the pioneer and a global technology leader in robotic-assisted, minimally invasive surgery, today announced financial results for the quarter ended December 31, 2018. Reported revenue and procedure results are consistent with the Company’s press release on January 9, 2019.

Q4 Highlights

•	Worldwide da Vinci procedures grew approximately 19% compared with the fourth quarter of 2017, driven primarily by growth in U.S. general surgery procedures and worldwide urologic procedures.

•	The Company shipped 290 da Vinci Surgical Systems compared with 216 in the fourth quarter of 2017.

•	Fourth quarter 2018 revenue of $1,047 million grew approximately 17% compared with $892 million for the fourth quarter of 2017.

•	Fourth quarter 2018 expenses included our $25 million initial contribution to launch the Intuitive Foundation.

•
Fourth quarter 2018 GAAP net income was $293 million, or $2.45 per diluted share, compared with net loss of $32 million, or $0.28 per diluted share, for the fourth quarter of 2017. Fourth quarter 2017 GAAP net loss reflects $318 million, or $2.83 per diluted share, of income tax expense related to the Tax Cuts and Jobs Act (“2017 Tax Act”).

•
Fourth quarter 2018 non-GAAP* net income was $353 million, or $2.96 per diluted share, compared with $305 million, or $2.60 per diluted share, for the fourth quarter of 2017. The contribution made to the Intuitive Foundation reduced fourth quarter 2018 GAAP and non-GAAP* net income by $0.16 per diluted share.

Q4 Financial Summary
Gross profit, income from operations, net income (loss), net income (loss) per diluted share, and diluted shares are reported on a GAAP and non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Fourth quarter 2018 revenue was $1,047 million, an increase of approximately 17% compared with $892 million in the fourth quarter of 2017. Higher fourth quarter revenue was driven by increased procedures and systems placements.
Fourth quarter 2018 instrument and accessory revenue increased by approximately 18% to $539 million, compared with $457 million for the fourth quarter of 2017, primarily driven by approximately 19% growth in da Vinci procedure volume.
Fourth quarter 2018 systems revenue increased by approximately 20% to $341 million, compared with $285 million for the fourth quarter of 2017. The Company shipped 290 da Vinci Surgical Systems in the fourth quarter of 2018, compared with 216 in the fourth quarter of 2017. The fourth quarter 2018 system shipments included 84 systems shipped under operating lease and usage-based arrangements, compared with 40 during the fourth quarter of 2017.
Fourth quarter 2018 GAAP income from operations increased to $332 million, compared with $329 million in the fourth quarter of 2017. Fourth quarter 2018 non-GAAP* income from operations increased to $412 million, compared with $386 million in the fourth quarter of 2017. The contribution made to the Intuitive Foundation reduced fourth quarter 2018 GAAP and non-GAAP* income from operations by $25 million.
Fourth quarter 2018 GAAP net income was $293 million, or $2.45 per diluted share, compared with net loss of $32 million, or $0.28 per diluted share, for the fourth quarter of 2017. Fourth quarter 2017 GAAP net loss reflected $318 million, or $2.83 per diluted share, of income tax expense as a result of the 2017 Tax Act.

Fourth quarter 2018 non-GAAP* net income was $353 million, or $2.96 per diluted share, compared with $305 million, or $2.60 per diluted share, for the fourth quarter of 2017. The contribution made to the Intuitive Foundation reduced fourth quarter 2018 GAAP and non-GAAP* net income by $0.16 per diluted share.
The Company ended the fourth quarter of 2018 with $4.8 billion in cash, cash equivalents, and investments, an increase of $264 million during the quarter, primarily driven by cash generated from operations.
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at: https://isrg.gcs-web.com/.
Webcast and Conference Call Information
Intuitive will hold a teleconference at 1:30 p.m. PST today to discuss the fourth quarter 2018 financial results. The call is being webcast by Nasdaq OMX and can be accessed at Intuitive’s website at www.intuitive.com or by dialing (800) 230-1059 or (612) 234-9959.
About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (Nasdaq:ISRG), headquartered in Sunnyvale, California, is the pioneer and a global technology leader in robotic-assisted, minimally invasive surgery. Intuitive develops, manufactures and markets the da Vinci surgical system. The company strives to make surgery more effective, less invasive and easier on surgeons, patients and their families.
About the da Vinci Surgical System
There are several models of the da Vinci surgical systems. The da Vinci surgical systems are designed to help surgeons perform minimally invasive surgery. Da Vinci systems offer surgeons high-definition 3D vision, a magnified view, and robotic and computer assistance. They use specialized instrumentation, including a miniaturized surgical camera and wristed instruments (i.e., scissors, scalpels and forceps) that are designed to help with precise dissection and reconstruction deep inside the body.
Da Vinci®, da Vinci SP®, and IonTM are trademarks or registered trademarks of Intuitive Surgical, Inc.
For more information, please visit the Company’s website at www.intuitive.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the Company striving to make surgery more effective, less invasive and easier on surgeons, patients and their families. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: the timing and success of product development and market acceptance of developed products, including, but not limited to, the da Vinci SP surgical system and 3rd generation stapling platform; the impact of global and regional economic and credit market conditions on healthcare spending; competition in the medical device industry and in the specific markets of surgery in which the Company operates; risks associated with our operations outside of the United States; product liability and other litigation claims; adverse publicity regarding the Company and the safety of the Company’s products and adequacy of training; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which the Company is or may become a party; the Company’s reliance on sole and single source suppliers; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; healthcare reform legislation in the United States and its impact on hospital spending, reimbursement, and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; procedure counts; regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body, including, but not limited to, the premarket notification to the FDA for the Ion endoluminal system; guidelines and recommendations in the healthcare and patient communities; intellectual property positions and litigation; the Company’s ability to expand into foreign markets; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements; and other risk factors under the heading “Risk Factors” in the Company’s report on Form 10-K for the year ended December 31, 2017, as updated by the Company’s other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share (“EPS”), and non-GAAP diluted shares. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding items such as intangible asset charges, share-based compensation (“SBC”) expenses, and other special items. Intangible asset charges consist of non-cash charges, such as the amortization of intangible assets, as well as in-process R&D charges. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance and liquidity. The Company believes these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by institutional investors and the analyst community to help them analyze the performance of the Company’s business.
Non-GAAP gross profit. The Company defines non-GAAP gross profit as gross profit excluding intangible asset charges, expenses related to SBC, and litigation charges.
Non-GAAP income from operations. The Company defines non-GAAP income from operations as income from operations excluding intangible asset charges, expenses related to SBC, and litigation charges and recoveries.
Non-GAAP net income and EPS. The Company defines non-GAAP net income as net income (loss) excluding intangible asset charges; expenses related to SBC; litigation charges and recoveries; non-cash impairment of investments, net of the related tax effects; and tax adjustments including the excess tax benefits or deficiencies associated with share-based compensation arrangements, the one-time impact of the enactment of the 2017 Tax Act, and the net tax effects related to intra-entity transfers of non-inventory assets. The Company excludes the one-time impact of the enactment of the 2017 Tax Act because it is discrete in nature as well as the excess tax benefits or deficiencies associated with share-based compensation arrangements and the tax effects associated with non-cash amortization of deferred tax assets related to intra-entity non-inventory transfers as the Company does not believe these items correlate with the on-going results of its core operations. The tax effects of the non-GAAP items are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on the Company’s operating results. The Company’s calculated non-GAAP effective tax rate is generally higher than its GAAP effective tax rate. The Company defines non-GAAP EPS as non-GAAP net income divided by non-GAAP diluted shares which are calculated as GAAP weighted average outstanding shares plus dilutive potential shares outstanding during the period.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP EPS exclude items such as intangible asset charges, SBC, excess tax benefits or deficiencies associated with share-based compensation arrangements, and non-cash amortization of deferred tax assets related to intra-entity transfer of non-inventory assets, which are primarily recurring items. SBC has been and will continue to be for the foreseeable future a significant recurring expense in the Company’s business. In addition, the components of the costs that the Company excludes in its calculation of non-GAAP net income and non-GAAP EPS may differ from the components that its peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income (loss) and net income (loss) per share calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
	December 31, 2018	September 30, 2018	December 31, 2017
Revenue:
Instruments and accessories	$539.3	$486.3	$457.1
Systems	340.6	274.6	284.5
Services	166.6	160.0	150.4
Total revenue	1,046.5	920.9	892.0
Cost of revenue:
Product	251.5	225.1	210.7
Service	59.3	53.5	47.3
Total cost of revenue	310.8	278.6	258.0
Gross profit	735.7	642.3	634.0
Operating expenses:
Selling, general and administrative (1)	283.8	221.4	217.9
Research and development	119.9	107.6	87.1
Total operating expenses	403.7	329.0	305.0
Income from operations	332.0	313.3	329.0
Interest and other income, net	26.8	21.9	12.3
Income before taxes	358.8	335.2	341.3
Income tax expense (2)	67.5	43.4	372.8
Net income (loss)	291.3	291.8	(31.5)
Less: net loss attributable to noncontrolling interest in joint venture	(1.2)	(0.7)	—
Net income (loss) attributable to Intuitive Surgical, Inc.	$292.5	$292.5	$(31.5)
Net income (loss) per share attributable to Intuitive Surgical, Inc.:
Basic	$2.56	$2.57	$(0.28)
Diluted (3)	$2.45	$2.45	$(0.28)
Weighted average shares outstanding:
Basic	114.3	114.0	112.2
Diluted*	119.2	119.2	112.2

(1) Selling, general and administrative includes the effect of the following item:
Contributions to the Intuitive Foundation	$25.2	$—	$—
(2) Income tax expense includes the effect of the following items:
Excess tax benefits related to share-based compensation arrangements	$(15.8)	$(24.1)	$(19.9)
One-time impact of the enactment of the 2017 Tax Act**	$0.5	$—	$317.8
(3) Diluted net income (loss) per share includes the effect of the following items:
Contributions to the Intuitive Foundation, net of tax	$(0.16)	$—	$—
Excess tax benefits related to share-based compensation arrangements	$0.13	$0.20	$0.18
One-time impact of the enactment of the 2017 Tax Act**	$—	$—	$(2.83)
(*) The fourth quarter 2017 diluted share amount did not include approximately 5.2 million shares, because including such shares would have been anti-dilutive due to the net loss incurred in the period.

(**) On December 22, 2017, the 2017 Tax Act was enacted, which resulted in a fourth quarter 2017 income tax expense primarily related to a one-time deemed repatriation tax on undistributed foreign earnings and the revaluation of deferred taxes due to a reduction of the U.S. corporate income tax rate. In December 2018, the Company completed its accounting for the effect of the 2017 Tax Act within the measurement period under applicable SEC guidance, and reflected a $0.5 million increase in the 2018 income tax expense.

INTUITIVE SURGICAL, INC.
UNAUDITED TWELVE MONTHS ENDED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Twelve months ended
	December 31,
	2018	2017
Revenue:
Instruments and accessories	$1,962.0	$1,636.9
Systems	1,127.1	928.4
Services	635.1	572.9
Total revenue	3,724.2	3,138.2
Cost of revenue:
Product	906.2	756.3
Service	213.9	179.9
Total cost of revenue	1,120.1	936.2
Gross profit	2,604.1	2,202.0
Operating expenses:
Selling, general and administrative (1)	986.6	810.5
Research and development	418.1	328.6
Total operating expenses	1,404.7	1,139.1
Income from operations	1,199.4	1,062.9
Interest and other income, net	80.1	41.9
Income before taxes	1,279.5	1,104.8
Income tax expense (2)	154.5	433.9
Net income	1,125.0	670.9
Less: net loss attributable to noncontrolling interest in joint venture	(2.9)	—
Net income attributable to Intuitive Surgical, Inc.	$1,127.9	$670.9
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$9.92	$6.01
Diluted (3)	$9.49	$5.77
Weighted average shares outstanding:
Basic	113.7	111.7
Diluted	118.8	116.3

(1) Selling, general and administrative includes the effect of the following items:
Litigation charges	$45.2	$17.5
Contributions to the Intuitive Foundation	$25.2	$—
(2) Income tax expense includes the effect of the following items:
Certain one-time tax benefits	$(7.1)	$(60.6)
Excess tax benefits related to share-based compensation arrangements	$(116.2)	$(102.8)
One-time impact of the enactment of the 2017 Tax Act*	$0.5	$317.8
(3) Diluted net income per share includes the effect of the following items:
Litigation charges, net of tax	$(0.29)	$(0.10)
Contributions to the Intuitive Foundation, net of tax	$(0.16)	$—
Certain one-time tax benefits	$0.06	$0.52
Excess tax benefits related to share-based compensation arrangements	$0.98	$0.88
One-time impact of the enactment of the 2017 Tax Act*	$—	$(2.73)
(*) On December 22, 2017, the 2017 Tax Act was enacted, which resulted in a fourth quarter 2017 income tax expense primarily related to a one-time deemed repatriation tax on undistributed foreign earnings and the revaluation of deferred taxes due to a reduction of the U.S. corporate income tax rate. In December 2018, the Company completed its accounting for the effect of the 2017 Tax Act within the measurement period under applicable SEC guidance, and reflected a $0.5 million increase in the 2018 income tax expense.

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

	December 31, 2018	December 31, 2017
Cash, cash equivalents, and investments	$4,834.4	$3,846.5
Accounts receivable, net	682.3	507.9
Inventory	409.0	241.2
Property, plant, and equipment, net	812.0	613.1
Goodwill	240.6	201.1
Deferred tax assets	428.6	72.0
Other assets	439.8	295.0
Total assets	$7,846.7	$5,776.8

Accounts payable and other accrued liabilities	$831.9	$727.8
Deferred revenue	327.3	268.6
Total liabilities	1,159.2	996.4
Stockholders’ equity	6,687.5	4,780.4
Total liabilities and stockholders’ equity	$7,846.7	$5,776.8

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended			Twelve months ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
GAAP gross profit	$735.7	$642.3	$634.0	$2,604.1	$2,202.0
Share-based compensation expense	13.5	14.3	11.1	52.5	41.7
Intangible asset charges	2.0	1.8	1.0	6.1	5.4
Litigation charges	—	—	—	—	7.8
Non-GAAP gross profit	$751.2	$658.4	$646.1	$2,662.7	$2,256.9

GAAP income from operations	$332.0	$313.3	$329.0	$1,199.4	$1,062.9
Share-based compensation expense	70.4	70.1	55.6	261.2	209.1
Intangible asset charges	9.4	9.0	2.7	31.6	18.6
Litigation charges (recoveries)	—	(1.8)	(1.2)	45.2	25.3
Non-GAAP income from operations	$411.8	$390.6	$386.1	$1,537.4	$1,315.9

GAAP net income (loss) attributable to Intuitive Surgical, Inc.	$292.5	$292.5	$(31.5)	$1,127.9	$670.9
Share-based compensation expense	70.4	70.1	55.6	261.2	209.1
Intangible asset charges	9.4	9.0	2.7	31.6	18.6
Litigation charges (recoveries)	—	(1.8)	(1.2)	45.2	25.3
Impairment of investments	1.2	—	—	1.2	—
Tax adjustments (1)	(20.3)	(32.8)	279.4	(162.0)	132.9
Non-GAAP net income attributable to Intuitive Surgical, Inc.	$353.2	$337.0	$305.0	$1,305.1	$1,056.8

GAAP net income (loss) per share attributable to Intuitive Surgical, Inc. - diluted	$2.45	$2.45	$(0.28)	$9.49	$5.77
Effect of dilutive shares (2)	—	—	0.02	—	—
Share-based compensation expense	0.59	0.59	0.47	2.20	1.80
Intangible asset charges	0.08	0.08	0.02	0.27	0.16
Litigation charges (recoveries)	—	(0.02)	(0.01)	0.38	0.22
Impairment of investments	0.01	—	—	0.01	—
Tax adjustments (1)	(0.17)	(0.27)	2.38	(1.36)	1.14
Non-GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted (2)	$2.96	$2.83	$2.60	$10.99	$9.09

(1) For the three months ended December 31, 2018, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(15.8) million, or $(0.13) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $8.3 million, or $0.07 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(12.8) million, or $(0.11) per diluted share.

For the twelve months ended December 31, 2018, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(116.2) million, or $(0.98) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $38.9 million, or $0.33 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(84.7) million, or $(0.71) per diluted share.

(2) For purpose of calculating fourth quarter 2017 non-GAAP diluted net income per share, the number of shares used was 117.4 million, which included 5.2 million dilutive potential shares outstanding. These shares were excluded for purposes of calculating GAAP net loss per share, because including them would have been anti-dilutive due to the GAAP net loss incurred in the period.